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                             TELENETICS CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

         Attached to this Subscription Agreement as Exhibits A and B are copies of the Telenetics Corporation 1999 Employee Stock Purchase Plan (the "Plan") and related Prospectus. The Plan is voluntary and provides Eligible Employees the opportunity to purchase shares of the Company's common stock at a discount. You should complete this form if you want to participate in the Plan commencing with the _____________ to ____________ Offering Period. IN ORDER TO BE VALID, THIS SUBSCRIPTION AGREEMENT MUST BE PROPERLY EXECUTED AND RECEIVED BY THE CORPORATION ON OR BEFORE ___________.

DEFERRAL ELECTION. If you are an Eligible Employee (as defined in the Plan) as of ___________, you may participate in the Plan for the ____________ to _____________ Offering Period.

To commence participation in the Plan, initial the box below and indicate the level of Contributions that are to be deducted from your Compensation. You should indicate the level of Contributions that are to be deducted from your Compensation (excluding bonuses) and from your bonuses (if any).

____ I hereby authorize the Company to deduct from my paycheck each pay period ____% (designate a whole number from 1% to 10%, or zero) of my Compensation (excluding bonuses) and ____% (designate a whole number from 1% to 10%, or zero) of my bonuses, for the purchase of Common Stock under the Plan. My Contributions will be deducted from each one of my paychecks beginning with the first full pay period commencing on __________ and will continue for the entire Offering Period (unless my Plan participation terminates or until I file a Withdrawal Form or a Change in Contributions Form with the Company pursuant to the terms of the Plan). My Contributions are subject to certain limits under the Plan and any Contributions in excess of these limits will be refunded to me. I must file a new Subscription Agreement for each Offering Period in which I am eligible and wish to participate in the Plan.

BENEFICIARY DESIGNATION. (Please initial the following box if you have attached a Designation of Beneficiary form. If you have already filed a Designation of Beneficiary form under the Plan, you do not need to file a new form unless you wish to change your beneficiary.)

____ I hereby acknowledge that I have read and completed the Designation of Beneficiary attached hereto as Exhibit C.

SIGNATURE. I hereby agree to be bound by the terms of the Plan, acknowledge receipt of a copy of the Plan and Prospectus, and authorize the election, payroll deductions, and beneficiary designation (if applicable) specified above.



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Signature                                         Date


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Print Name                                        Social Security Number